UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2013
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 24, 2013, Sensient Technologies Corporation ("Sensient" or the "Company") issued a press release to announce that its Board of Directors has amended the Company's Corporate Governance Guidelines to include a director resignation policy for directors in uncontested elections.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the policy, any director nominee who fails to receive in an uncontested election a greater number of votes "for" his or her election than votes "withheld" from such election must tender his or her irrevocable resignation to the Board.  The Nominating and Corporate Governance Committee will act to determine whether to accept the director's resignation and will submit such recommendation for consideration by the Board, and the Board will act on the Committee's recommendation.  The Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.  Generally, any director who tenders his or her resignation pursuant to the policy shall not participate in the Committee recommendation or Board action regarding whether to accept the resignation offer (unless three or fewer directors were not required to submit their resignation under the policy, in which case all directors may participate in the Board action regarding whether to accept the resignation offers).

The foregoing description of the Company's director resignation policy is qualified in its entirety by reference to the full text of such policy in the Company's Corporate Governance Guidelines, a copy of which is available at the Company's website www.sensient.com by following the links to "About Sensient" and "Corporate Governance."

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 99.1	Sensient Technologies Corporation Press Release dated October 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	October 24, 2013

EXHIBIT INDEX

Exhibit 99.1	Sensient Technologies Corporation Press Release dated October 24, 2013